EX-99.(q)


                                POWER OF ATTORNEY


      We, the undersigned Trustees of the Quaker Investment Trust (the "Trust"), whose signatures appear below, hereby make, constitute and appoint Jeffrey H. King, Sr. and Kevin J. Mailey, and both of them acting individually, to be our true and lawful attorneys and agents, each of them with the power to act without any other and with full power of substitution, to execute, deliver and file in each undersigned Trustee's capacity as shown below, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933, as amended, including any and all pre-effective and post-effective amendments to the Trust's registration statement, and any rules, regulations, orders or other requirements of the Securities and Exchange Commission thereunder in connection with the registration of shares or additional shares of common stock of the Trust or any of its series or classes thereof, and the registration of the Trust or any of its series under the Investment Company Act of 1940, as amended, including any and all amendments to the Trust's registration statement; and without limitation of the foregoing, the power and authority to sign the name of the Trust on its behalf, and to sign the name of each such Trustee on his or her behalf, and we hereby grant to said attorney or attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorney or attorneys may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as if we might or could do personally in our capacity as aforesaid and we ratify, confirm and approve all acts and things which said attorney or attorneys might do or cause to be done by virtue of this Power of Attorney and his and her signatures as the same may be signed by said attorney or attorneys. We the undersigned Trustees of the Trust, and each one of us, reserves the right to revoke this Power of Attorney at any time by notifying the Secretary of the Trust, in writing, which revocation shall not affect any actions taken pursuant to this Power of Attorney prior to the Secretary's receipt of such notice of revocation.



SIGNATURE                           TITLE                  DATE

/s/ Adrian A. Basora                Trustee                October 31, 2003
---------------------------
Adrian A. Basora


/s/ James R. Brinton                Trustee                October 31, 2003
---------------------------
James R. Brinton


/s/ Everett T. Keech                Trustee                October 31, 2003
---------------------------
Everett T. Keech


/s/ Laurie Keyes                    Trustee                October 31, 2003
---------------------------
Laurie Keyes

/s/ G Michael Mara                  Trustee                October 31, 2003
---------------------------
G. Michael Mara


/s/ Mark Singel                     Trustee                October 31, 2003
---------------------------
Mark Singel


/s/ Louis K. Pektor, III            Trustee                October 31, 2003
---------------------------
Louis K. Pektor, III


/s/Warren West                      Trustee                January 23, 2003
---------------------------
Warren West


/s/ David K. Downes                 Trustee                January 23, 2003
---------------------------
David K. Downes